Financial Results Fourth Quarter 2020 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic continues to impact general business and economic conditions as well as our customers, counterparties, employees, and third-party service providers. Continued uncertainty in market conditions could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The ultimate magnitude and duration of the pandemic is still unknown at this time, therefore, the extent of the impact on our business, financial position, results of operations, liquidity and prospects remains uncertain. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non- GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Fourth Quarter 2020 Highlights 3 Earnings  Portfolio loan balances increased by $46.3 million, or 1.5% from 3Q20  SBA loan sales contributed $3.5 million of fee revenue  Sold $7.4 million of public finance loans at a gain of $0.2 million  Deposit balances down 3.0% due to declines in CDs and brokered deposits  Regulatory capital ratios increased from 3Q20 and remain strong  Continued strong on- and off-balance sheet liquidity to manage impact of COVID-19 environment  Cost of interest-bearing deposits declined 22 bps from 3Q20 to 1.29%  FTE net interest margin increased 24 bps to 1.91%1  Allowance for loan losses / total loans, excluding PPP, increased to 0.98%1  Asset quality remained stable with NPAs to total assets of 0.24%  Record diluted EPS of $1.12  Record quarterly net income of $11.1 million  Total revenue of $31.5 million, up 9.7% from 3Q20 and 51.7% from 4Q19 3 Key Operating Trends Disciplined Balance Sheet Management Liquidity and Capital 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

4 Meaningful Outperformance vs. Peers Deposit Cost Change1 Revenue % Change1 Net Interest Margin Change1 Share Price % Change2 11% 36% 38% $3 - $7bn asset banks Top quartile INBK (in bps) 1 Change from 3Q19 – 3Q20; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile; peer data includes FTE net interest margin data if available 2 Change from 12/31/2019 – 12/31/2020; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile (in bps) -53 -86 -89 $3 - $7bn asset banks Top quartile INBK -21% -5% 21% $3 - $7bn asset banks Top quartile INBK Source: S&P Global Market Intelligence Deposit costs declined 106 bps Y-o-Y in 4Q20 FTE NIM expanded 24 bps in 4Q20 Revenue rose 52% Y-o-Y in 4Q20 -40 2 -3 $3 - $7bn asset banks Top quartile INBK

Near-term Profitability Drivers  Continued deposit repricing opportunity combined with stabilized asset yields provides significant opportunity to increase net interest income and net interest margin  Annual interest expense savings of approximately $25 million expected for 2021  SBA platform is hitting its stride following last year’s accelerated sales and operations hiring  SBA gain on sale revenue expected to be in the range of $14 million - $15 million for 2021  Mortgage banking revenue expected to remain strong in the near-term  Continue to remain cautiously optimistic regarding the impact of the COVID-19 pandemic on the credit quality of the loan portfolio 5

Loan Portfolio Overview 6  Total portfolio loans increased $46.3 million, or 1.5%, compared to 3Q20, and increased $95.7 million, or 3.2%, year-over-year  Commercial loan balances increased $73.1 million, or 3.0%, compared to 3Q20 driven by growth in healthcare finance and construction lending  Consumer loan balances declined $25.3 million, or 5.0%, due primarily to increased prepayment activity in the residential mortgage portfolio Loan Portfolio Mix 1 Includes commercial and industrial and owner-occupied commercial real estate balances 14% 11% 10% 10% 10% 19% 16% 16% 11% 8% 1% 2% 4%2% 4% 11% 17%22% 26% 24% 20% 49% 38% 34% 34% 31% 5% 2% 2% 2% 4% 13% 9% 7% 6% 6% $1,250.8 $2,091.0 $2,716.2 $2,963.5 $3,059.2 2016 2017 2018 2019 2020 Commercial and Industrial Commercial Real Estate Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Residential Mortgage/HE/HELOCs Consumer 1 Dollars in millions

Deposit Composition 7 Total Deposits - $3.3B as of 12/31/20 Total Non-Time Deposits - $1.7B as of 12/31/201 $96.8 3% $188.6 6% $43.2 1% $1,350.6 41% $1,591.7 49% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Certificates and brokered deposits $265.6 16% $122.0 7% $691.7 41% $599.8 36% Commercial Public funds Small business Consumer 1 Total non-time deposits excludes brokered non-time deposits  Total deposits declined $101.5 million, or 3.0%, compared to 3Q20, and increased $116.9 million, or 3.7%, year-over-year  Demand deposits increased $44.3 million compared to 3Q20, including $10.7 million of noninterest- bearing deposits  CD and brokered deposit balances decreased $130.5 million compared to 3Q20  Cost of interest-bearing deposits declined 22 bps from 3Q20 to 1.29% Dollars in millionsDollars in millions

8 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Deposits Dollars in millions NIM – GAAP and FTE1  FTE net interest margin improved by 24 bps from 3Q20  Interest expense on deposits declined as: 1) higher cost CDs matured and were either replaced at lower rates or not renewed; and 2) money market rates were lowered substantially  Interest income on loans increased due to higher average balances in healthcare finance, construction and small business lending, supplemented by an increase in prepayment fees. Net Interest Income – GAAP and FTE1 Net Interest Income and Net Interest Margin 4.20% 4.11% 4.00% 3.88% 3.96% 2.35% 2.24% 1.94% 1.51% 1.29% 4Q19 1Q20 2Q20 3Q20 4Q20 Yield on loans Cost of interest-bearing deposits $15.4 $15.0 $14.4 $16.2 $18.9 $16.9 $16.6 $15.9 $17.7 $20.3 4Q19 1Q20 2Q20 3Q20 4Q20 GAAP FTE 1.51% 1.50% 1.37% 1.53% 1.78% 1.67% 1.65% 1.50% 1.67% 1.91% 4Q19 1Q20 2Q20 3Q20 4Q20 GAAP FTE

Net Interest Margin Drivers

- Linked quarter NIM improvement was primarily attributable to the continued impact of lower deposit costs and higher loan yields
  - Interest-earning asset yields increased 8 bps from 3Q20 and are expected to remain relatively stable in the near-term.
- Ongoing opportunity to continue lowering deposit costs
  - $917 million of CDs with a weighted average cost of 1.87% mature in the next twelve months – replacement cost is currently less than 50 bps
  - Lowered money market rates 15 - 20 bps during the quarter

NIM – FTE[1] Linked-Quarter Change



1.67%
+18 bps
+12 bps
-3 bps
-3 bps
1.91%
3Q20
Deposits
Loans
Securities
Cash/Other
4Q20

Monthly Rate Paid on Int. Bearing-Deposits



2.33%
2.16%
1.80%
1.42%
1.34%
1.30%
1.23%
Dec-19
Mar-20
Jun-20
Sep-20
Oct-20
Nov-20
Dec-20

9

FIRST INTERNET BANCORP

1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

$5.4 $6.2 $5.0 $12.5 $12.7 4Q19 1Q20 2Q20 3Q20 4Q20 Noninterest Income $8.0 $3.7 $0.2 $0.3 $0.5 Mortgage banking activities Gain on sale of loans Service charges and fees Net loan servicing revenue Other  Noninterest income of $12.7 million compared to $12.5 million in 3Q20 and $5.4 million in 4Q19  Mortgage banking revenue of $8.0 million compared to $9.6 million in 3Q20 and $3.0 million in 4Q19  Gain on sale of loans of $3.7 million, up $1.7 million from 3Q20  Revenue of $3.5 million from SBA 7(a) loan sales, up $1.8 million from 3Q20  Sold $7.4 million of public finance loans at a gain of $0.2 million Dollars in millions 10 Noninterest Income 4Q20Noninterest Income Dollars in millions

Noninterest Expense 11  Noninterest expense of $14.5 million compared to $16.4 million in 3Q20 and $12.6 million in 4Q19  Linked quarter increase of 1.2%, excluding 3Q20 $2.1 million write-down of legacy OREO  Lower salaries and employee benefits due mainly to timing of SBA incentive compensation and lower mortgage incentive compensation  Offset by higher consulting and professional fees and loan expenses  Noninterest expense / average assets remains well below the industry average $12.6 $13.5 $13.2 $14.3 $14.5 $16.4 4Q19 1Q20 2Q20 3Q20 4Q20 Core OREO write-down Dollars in millions 1.22% 1.32% 1.22% 1.33% 1.34% 1.52% 4Q19 1Q20 2Q20 3Q20 4Q20 Core OREO write-down Noninterest Expense / Average AssetsNoninterest Expense 1 1 1 Noninterest expense includes the $2.1 million write-down of other real estate owned; see Reconciliation of Non-GAAP Financial Measures in the Appendix

Asset Quality 12  Asset quality metrics remain among the industry’s best, driven by a strong credit culture and lower-risk asset classes  Allowance for loan losses to total loans increased to 0.96% in 4Q20, or 0.98% excluding PPP loans1, due primarily to adjustments to qualitative factors related to continued uncertainty of the COVID-19 pandemic  Quarterly provision for loan losses of $2.9 million, an increase of 14.1% from 3Q20  Net charge-offs to average loans of 0.04% compared to 0.01% in 3Q20  Delinquencies 30 days or more past due declined to 0.17% NPAs / Total Assets 0.23% 0.26% 0.27% 0.32% 0.33% 4Q19 1Q20 2Q20 3Q20 4Q20 0.04% 0.06% 0.12% 0.01% 0.04% 4Q19 1Q20 2Q20 3Q20 4Q20 0.22% 0.23% 0.24% 0.23% 0.24% 4Q19 1Q20 2Q20 3Q20 4Q20 Net Charge-Offs / Average Loans 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NPLs / Total Loans

Liquidity and Capital 13 1 See Reconciliation of Non-GAAP Financial Measures 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Regulatory Capital Ratios – December 31, 20202Tangible Book Value Per Share1  Regulatory capital ratios remained strong at the Company and Bank levels  Strong capital generation during the quarter resulted in the tangible common equity to tangible assets ratio increasing 45 bps to 7.69%  Continued to have sufficient liquidity to handle the current economic impact of COVID-19 Company Bank Total shareholders' equity to assets 7.79% 8.64% Tangible common equity to tangible assets1 7.69% 8.54% Tier 1 leverage ratio 7.95% 8.78% Common equity tier 1 capital ratio 11.31% 12.49% Tier 1 capital ratio 11.31% 12.49% Total risk-based capital ratio 14.91% 13.47% $19.38 $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 2013 2014 2015 2016 2017 2018 2019 2020

Loan Deferral Summary 14 Deferrals (Dollars in millions) As of May 15, 2020 As of July 17, 2020 As of August 28, 2020 As of October 16, 2020 As of January 15, 2021 % of Balances with Deferrals1 Commercial and industrial $15.9 $1.7 $0.5 $0.7 $0.1 0.2% Single tenant lease financing $259.0 $276.8 $27.8 $5.4 - - Owner-occupied CRE $16.2 $19.3 $5.7 $6.2 - - Investor CRE $0.4 $0.4 $0.4 - - - Healthcare finance $297.0 $57.8 $7.7 $2.3 $0.6 0.1% Small business $23.7 $1.8 - $3.4 $5.0 3.9% Total commercial $612.2 $357.8 $42.1 $18.0 $5.7 0.2% Residential mortgage $12.0 $5.6 $2.2 $2.3 $1.9 1.0% Home equity $0.4 $0.2 $0.1 - - - Other consumer $9.0 $2.2 $0.8 $0.5 $0.7 0.2% Total consumer $21.4 $8.0 $3.1 $2.8 $2.6 0.5% Total loans with deferrals $633.6 $365.8 $45.2 $20.8 $8.3 0.3% As a % of total loans 21.9% 12.6% 1.6% 0.7% 0.3%  Loan deferral balances are now 27 bps of total loans, down significantly from the peak in late-May 1 Deferral balances as of January 15, 2021 and total loan balances as of December 31, 2020.

12% 24% 22% 37% 5% Single Tenant Lease Financing 15 7% 7% 6% 5% 4% 4% 4% 4% 2%2% 55% Red Lobster ICWG Wendy's Burger King Walgreens Bob Evans Dollar General CVS 7-Eleven Taco Bell Other 24% 22% 15% 10% 10% 7% 6% 2% 2% 2% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Medical Bank Branches Other Portfolio Mix by Geography  $950.2 million in balances as of December 31, 2020  Long term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 49%  Average loan size of $1.4 million  Strong historical credit performance  All loans previously on deferral programs have resumed payment  No delinquencies for performing loans Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant

Public Finance 16 1% 2% 5% 5% 21% 5% 6% 1% 2%1%3% 48% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 31% 16% 11% 10% 6% 6% 5% 4% 3% 3% 5% General Obligation Essential use equipment loans Utilities Revenue Lease rental revenue Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Short term cash flow fin (BAN) - G.O. Sales tax, food and bev tax, hotel tax Public higher ed facilities - G.O. Municipally owned health care facilities Others  $622.3 million in balances as of December 31, 2020  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing  Federal stimulus funds provide relief from tax revenue declines and/or delays caused by the COVID-19 crisis  No delinquencies or losses since inception  No borrowers currently receiving payment deferrals Portfolio Mix by Repayment Source Borrower Mix by Credit Rating 56% 7% 6% 5% 4% 4% 3% 3% 12% IN OK OH IA MO MI MS GA Other Portfolio Mix by State

Healthcare Finance  $528.2 million in balances as of December 31, 2020  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans  Average loan size of $631,000  Only one loan remains on deferral, down from late-May peak of approximately 79% of the portfolio 17 Portfolio Mix by Borrower Use Portfolio Mix by Borrower 86% 7% 7% Dentists Veterinarians Other 29% 11% 5%5%4%4% 4% 38% CA TX NY AZ FL NJ WA Other Portfolio Mix by State 80% 15% 3% 2% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other

C&I and Owner-Occupied Commercial Real Estate  $165.2 million in combined balances as of December 31, 2020  Current C&I LOC utilization of 45%  Average loan sizes  C&I: $287,000  Owner-occupied CRE: $897,000  Exited relationships totaling in excess of $65 million over the last two years to de-risk the portfolio  Only one loan is currently on a payment deferral program 18 32% 15% 11% 9% 8% 6% 19% Services Construction Real Estate and Rental and Leasing Retail Trade Manufacturing Wholesale Trade Other Portfolio Mix by Major Industry Portfolio Mix by State Portfolio by Loan Type 52% 26% 6% 5% 3% 8% IN AZ IL OH FL Other 55%35% 10% Owner Occupied CRE C&I - Term Loans C&I - Lines of Credit

Small Business Lending  $125.6 million in balances as of December 31, 2020  Current balance of $51.2 million outstanding under the Paycheck Protection Program  3.9% of balances are currently on payment deferral programs  SBA sales, credit and operations teams continue to expand as origination volumes ramp up 19 22% 16% 15% 10% 10% 9% 18% Services Accommodation and Food Services Health Care and Social Assistance Retail Trade Manufacturing Construction Other Portfolio Mix by Major Industry Portfolio Mix by State 35% 16%9% 5% 4% 3% 28% IN IL CA FL AZ OR Other 1 Excludes PPP loans Dollars in millions Managed SBA 7(a) Loans1

Residential Mortgage  $206.6 million in balances as of December 31, 2020 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers  Avg. loan size of $164,000  Avg. credit score at orig. of 770  Avg. LTV at origination of 66%  Strong historical credit performance  Approximately 1% of balances are currently on payment deferral programs 20 23% 2% 59% 7% 9% National Portfolio with Midwest Concentration Concentration by State State Percentage Indiana 56% California 18% New York 4% Florida 3% Virginia 2% All other states 17% Loan Type Percentage Single Family Residential 75% SFR Construction to Permanent 15% Home Equity – LOC 8% Home Equity – Closed End 2% Concentration by Loan Type

Specialty Consumer Geographically Diverse Portfolio Concentration by State State Percentage Texas 15% California 12% Florida 6% North Carolina 4% Colorado 3% All other states 60% 21  $275.7 million in balances as of December 31, 2020  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers  Avg. credit score at orig. of 779  Avg. loan size of $19,437  Strong historical credit performance  Less than 0.2% of balances are currently on payment deferral programs Loan Type Percentage Trailers 53% Recreational Vehicles 34% Other consumer 13% 22% 22% 19% 28% 9% Concentration by Loan Type

22 Appendix

Loan Portfolio Composition

Dollars in thousands	2017	2018	2019	1Q20	2Q20	3Q20	4Q20
Commercial loans							
Commercial and industrial	$ 121,966	$ 107,405	$ 96,420	$ 95,227	$ 81,687	$ 77,116	$ 75,387
Owner-occupied commercial real estate	71,872	77,569	86,726	87,956	86,897	89,095	89,785
Investor commercial real estate	7,273	5,391	12,567	13,421	13,286	13,084	13,902
Construction	49,213	39,916	60,274	64,581	77,591	92,154	110,385
Single tenant lease financing	803,299	919,440	995,879	972,275	980,292	960,505	950,172
Public finance	438,341	706,342	687,094	627,678	647,107	625,638	622,257
Healthcare finance	31,573	117,007	300,612	372,266	380,956	461,740	528,154
Small business lending	4,870	17,370	46,945	54,056	118,526	123,168	125,589
Total commercial loans	1,528,407	1,990,440	2,286,517	2,287,460	2,386,342	2,442,500	2,515,631
Consumer loans							
Residential mortgage	299,935	399,898	313,849	218,730	208,728	203,041	186,787
Home equity	30,554	28,735	24,306	23,855	22,640	22,169	19,857
Trailers	101,369	136,620	146,734	148,700	147,326	145,775	144,493
Recreational vehicles	69,196	91,912	102,702	103,868	102,088	96,910	94,405
Other consumer loans	56,968	51,239	45,873	44,037	42,218	39,765	36,794
Total consumer loans	558,022	708,404	633,464	539,190	523,000	507,660	482,336
Net def. loan fees, prem., disc. and other [1]	4,764	17,384	43,566	65,443	64,332	62,754	61,264
Total loans	$ 2,091,193	$ 2,716,228	$ 2,963,547	$ 2,892,093	$ 2,973,674	$ 3,012,914	$ 3,059,231

1 Includes carrying value adjustments of $42.7 million, $44.3 million and $46.0 million related to terminated interest rate swaps associated with public finance loans as of December 31, 2020, September 30, 2020 and June 30, 2020, respectively, and $44.6 million, $21.4 million, $5.0 million and $0.3 million as of March 31, 2020, December 31, 2019, December 31, 2018 and December 31, 2017, respectively, related to interest rate swaps associated with public finance loans.

23

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q19	1Q20	2Q20	3Q20	4Q20
Total equity - GAAP	$304,913	$305,127	$307,711	$318,102	$330,944
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$300,226	$300,440	$303,024	$313,415	$326,257
Total assets - GAAP	$4,100,083	$4,168,146	$4,324,600	$4,333,624	$4,246,156
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,095,396	$4,163,459	$4,319,913	$4,328,937	$4,241,469
Common shares outstanding	9,741,800	9,801,825	9,799,047	9,800,569	9,800,569
Book value per common share	$31.30	$31.13	$31.40	$32.46	$33.77
Effect of goodwill	(0.48)	(0.48)	(0.48)	(0.48)	(0.48)
Tangible book value per common share	$30.82	$30.65	$30.92	$31.98	$33.29
Total shareholders' equity to assets	7.44%	7.32%	7.12%	7.34%	7.79%
Effect of goodwill	(0.11%)	(0.10%)	(0.11%)	(0.10%)	(0.10%)
Tangible common equity to tangible assets	7.33%	7.22%	7.01%	7.24%	7.69%
Net interest income	$15,374	$15,018	$14,426	$16,232	$18,865
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,570	1,535	1,437	1,424	1,400
Net interest income - FTE	$16,944	$16,553	$15,863	$17,656	$20,265
Net interest margin	1.51%	1.50%	1.37%	1.53%	1.78%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.16%	0.15%	0.13%	0.14%	0.13%
Net interest margin - FTE	1.67%	1.65%	1.50%	1.67%	1.91%

1 Assuming a 21% tax rate

24

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures 25 Dollars in thousands 4Q19 1Q20 2Q20 3Q20 4Q20 Allowance for loan losses $21,840 $22,857 $24,465 $26,917 $29,484 Loans $2,963,547 $2,892,093 $2,973,674 $3,012,914 $3,059,231 Adjustments: PPP loans - - (58,948) (58,337) (50,554) Loans, excluding PPP loans $2,963,547 $2,892,093 $2,914,726 $2,954,577 $3,008,677 Allowance for loan losses to loans 0.74% 0.79% 0.82% 0.89% 0.96% Effect of PPP loans 0.00% 0.00% 0.02% 0.02% 0.02% Allowance for loan losses to loans, excluding PPP loans 0.74% 0.79% 0.84% 0.91% 0.98% Noninterest expense $12,613 $13,486 $13,244 $16,412 $14,513 Adjustments: Write-down of other real estate owned - - - 2,065 - Adjusted noninterest expense $12,613 $13,486 $13,244 $14,347 $14,513 Noninterest expense/average assets 1.22% 1.32% 1.22% 1.53% 1.34% Effect of write-down of other real estate owned 0.00% 0.00% 0.00% 0.19% 0.00% Adjusted noninterest expense/average assets 1.22% 1.32% 1.22% 1.34% 1.34% 1 Assuming a 21% tax rate

Reconciliation of Non-GAAP Financial Measures 26 Dollars in thousands 4Q19 1Q20 2Q20 3Q20 4Q20 Income before income taxes - GAAP $7,698 $6,282 $3,664 $9,806 $14,145 Adjustments: Write-down of other real estate owned - - - 2,065 - Adjusted income before income taxes $7,698 $6,282 $3,664 $11,871 $14,145 Income tax provision (benefit) - GAAP 602$ 263$ (268)$ 1,395$ 3,055$ Adjustments: Write-down of other real estate owned - - - 434 - Adjusted income tax provision (benefit) 602$ 263$ (268)$ 1,829$ 3,055$ Net income - GAAP $7,096 $6,019 $3,932 $8,411 $11,090 Adjustments: Write-down of other real estate owned - - - 1,631 - Adjusted net income $7,096 $6,019 $3,932 $10,042 $11,090 Diluted average common shares outstanding 9,843,829 9,750,528 9,768,227 9,773,224 9,914,022 Diluted earnings per share - GAAP 0.72$ 0.62$ 0.40$ 0.86$ 1.12$ Adjustments: Effect of write-down of other real estate owned - - - 0.17 - Adjusted diluted earnings per share $0.72 $0.62 $0.40 $1.03 $1.12 1 Assuming a 21% tax rate

Reconciliation of Non-GAAP Financial Measures 27 Dollars in thousands 4Q19 1Q20 2Q20 3Q20 4Q20 Return on average assets 0.69% 0.59% 0.37% 0.78% 1.02% Effect of write-down of other real estate owned 0.00% 0.00% 0.00% 0.15% 0.00% Adjusted return on average assets 0.69% 0.59% 0.37% 0.93% 1.02% Return on average shareholders' equity 9.46% 7.78% 5.15% 10.67% 13.64% Effect of write-down of other real estate owned 0.00% 0.00% 0.00% 2.07% 0.00% Adjusted return on average shareholders' equity 9.46% 7.78% 5.15% 12.74% 13.64% Return on average tangible common equity 9.61% 7.90% 5.23% 10.83% 13.84% Effect of write-down of other real estate owned 0.00% 0.00% 0.00% 2.10% 0.00% Adjusted return on average tangible common equity 9.61% 7.90% 5.23% 12.93% 13.84% Effective income tax rate 7.8% 4.2% -7.3% 14.2% 21.6% Effect of write-down of other real estate owned 0.0% 0.0% 0.0% 1.2% 0.0% Adjusted effective income tax rate 7.8% 4.2% -7.3% 15.4% 21.6% 1 Assuming a 21% tax rate